Exhibit 10.15

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Security Agreement") is entered into as of March 15, 2004, by and between Innovative Micro Technology, Inc., a Delaware corporation ("Company"), and L-3 Communications Corporation, a Delaware corporation ("Secured Party"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under the Uniform Commercial Code as from time to time in effect in the State of New York (the "New York UCC").

RECITALS

A.  Company has borrowed funds from the Secured Party pursuant to one or more Notes (as defined below), and may borrow additional funds through one or more subsequent Notes.

B.  As security for its payment obligations under the Notes, Company has agreed to grant Secured Party a security interest in its assets on the terms set forth in this Security Agreement.

NOW, THEREFORE, to that end and in consideration of the premises, covenants and agreements set forth below, the mutual benefits to be derived from this Security Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Definitions. As used in this Agreement, the following terms have the following meanings:

"Liens": means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

"Permitted Liens": means (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) carriers', warehousemen's mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith by appropriate proceedings; (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights-of-way, zoning restrictions and other similar encumbrances incurred in the ordinary course of business which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Company's business; (f) Liens in favor of a banking institution arising by operation of law encumbering deposits held by such banking institution incurred in the ordinary course of business; (g) with respect to Collateral that is leased, licensed or held pursuant to a consignment arrangement from a third party, Liens on such Collateral provided for under the terms of the applicable lease, license or arrangement, provided that such lease, license or arrangement is entered into in the ordinary course of business; (h) leases of, or licenses granted with respect to, the Collateral by Company to third parties in the ordinary course of business; and (i) mortgages on Company's real property located at 75 Robin Hill Road, Santa Barbara, California 93117, including any Fixtures in respect thereof.

2.  Security Interest. To secure the Obligations (as defined below), Company hereby transfers, conveys, assigns, and grants to Secured Party a security interest in all of the following property now owned or at any time hereafter acquired by Company or in which Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

(a)  all Accounts;

(b)  all Chattel Paper;

(c)  all Deposit Accounts

(d)  all Documents (other than title documents with respect to Vehicles);

(e)  all Equipment;

(f)  all General Intangibles;

(g)  all Instruments;

(h)  all Inventory;

(i)  all Investment Property (other than equity interests in any subsidiary of Company organized under the laws of any jurisdiction outside the United States of America);

(j)  all Letter-of-Credit Rights;

(k)  all books and records pertaining to the Collateral; and

(l)  to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any applicable legal requirement of a governmental authority, requires a consent not obtained of any governmental authority pursuant to such legal requirement or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such legal requirement or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

3.  Secured Obligations. The security interest granted to the Secured Party under Section 2 above is given as security for all indebtedness and obligations owed by Company to Secured Party, whether now existing or hereafter incurred and whether at the stated maturity or by demand, acceleration or otherwise (collectively, the "Obligations"), under one or more promissory notes issued from time to time by Company to the Secured Party on or after the date of this Agreement, together with all extensions, modifications, or renewals thereto (collectively, the "Notes"), and under this Agreement.

4.  Representations and Warranties. Company hereby represents and warrants to the Secured Party as follows:

(a)  Company is a Delaware corporation having its sole place of business at 75 Robin Hill Road, Santa Barbara, California 93117, and Company's Inventory and Equipment (other than mobile goods) are kept at such location. Company has furnished to the Secured Party a certified charter or other comparable organization document and long-form good standing certificate as of a date which is recent to the date hereof.

(b)  The security interests granted pursuant to this Agreement constitute valid security interests in all of the Collateral in favor of the Secured Party as collateral security for the Obligations. No consent of any third party is required in connection with the execution, delivery and performance of this Agreement by Company.

(c)  Except for the security interests granted to the Secured Party pursuant to this Agreement, Company owns each item of the Collateral free and clear of any Liens other than Permitted Liens.

5.  Covenants. Company covenants and agrees with the Secured Party that from and after the date of this Agreement until the Obligations shall have been paid in full, it shall:

(a)  carry on the business of the Company only in the ordinary course consistent with past practices;

(b)  keep in effect all licenses, permits and franchises required by law or contract relating to Company's business, property or the Collateral;

(c)  maintain reasonable levels of insurance on the Collateral against loss by fire, explosion, theft and similar casualties;

(d)  keep the Collateral in good repair and otherwise maintain and preserve the value of the Collateral in the ordinary course of business;

(e)  at all times warrant and defend Company's right, title and interest in and to the Collateral and the security interests granted to the Secured Party hereunder against the claims and demands of any other person (subject to the right of Company to dispose of Collateral in the ordinary course of business);

(f)  maintain and keep the Collateral free from all Liens other than Permitted Liens;

(g)  pay when due all taxes, license fees and other charges upon the Collateral or upon Company's business and properties and the income therefrom; and

(h)  at any time and from time to time, upon the written request of the Secured Party and at the sole expense of Company, promptly and duly execute and deliver, and have recorded, such instruments and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement, including without limitation filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and executing, delivering or filing any other instruments and documents necessary to perfect the security interests provided for herein;

(i)  promptly advise the Secured Party of (i) the incurrence of any Lien on any of the Collateral (other than Permitted Liens), (ii) any breach of this Agreement or the Supplemental Agreement entered into between the Company and the Secured Party on the date hereof (the "Supplemental Agreement") or (iii) the occurrence of any other event which would reasonably be expect to have a material adverse effect on the aggregate value of the Collateral, the security interests created hereby or the ability of the Secured Party to exercise any of its remedies hereunder;

(j)  not dispose of, or transfer any interest in, any of the Collateral other than in the ordinary course of business;

(k)  not misuse, conceal or in any way use or dispose of the Collateral unlawfully or contrary to the provisions of this Security Agreement or of any insurance coverage; and

(l)  not, except upon 60 days' prior written notice to the Secured Party, change its name, jurisdiction of organization or any location at which it conducts its business.

6.  Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder: (1) Company fails to pay any portion of the Obligations when due (including any failure make any such payment in shares of stock as may be required under the terms of any Note); (2) Company fails to perform any undertaking or breaches any warranty or covenant in this Security Agreement or the Supplemental Agreement; (3) Company becomes insolvent or unable to pay debts as they mature; (4) Company makes an assignment for the benefit of creditors; (5) any proceeding is instituted by or against Company alleging that it is insolvent or unable to pay its debts as they mature or seeking the winding-up, liquidation or dissolution of the affairs of Company; (6) the winding-up, liquidation or dissolution of the affairs of Company; or (7) the taking of any action by Company in furtherance of any of the foregoing.

7.  Remedies; Deficiency.

(a)  If an Event of Default shall occur and be continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Company or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Company, which right or equity is hereby waived and released. Company further agrees, at the Secured Party's request, to assemble the Collateral (including without limitation documents or instruments evidencing the Collateral) and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at Company's premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Secured Party account for the surplus, if any, to Company. To the extent permitted by applicable law, Company waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)  The Secured Party in its own name or in the name of Company may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the contracts included within the Collateral (the "Contracts") to verify with them to the Secured Party's satisfaction the existence, amount and terms of any Receivables or Contracts. Upon the request of the Secured Party at any time after the occurrence and during the continuance of an Event of Default, Company shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. Anything herein to the contrary notwithstanding, Company shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in ac cordance with the terms of any agreement giving rise thereto. The Secured Party shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of Company under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)  If an Event of Default shall occur and be continuing, all Proceeds received by Company consisting of cash, checks and other near-cash items shall be held by Company in trust for the Secured Party, segregated from other funds of Company, and shall, forthwith upon receipt by such Company, be turned over to the Secured Party in the exact form received by Company (duly indorsed by Company to the Secured Party, if required).

(d)  The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Company or any other person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Company for any act or failure to act hereunder, except for gross negligence or willful misconduct.

(e)  Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations, including the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

8.  Execution of Financing Statements. Pursuant to any applicable law, Company authorizes the Secured Party to file or record from time to time financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of Company in such form and in such offices as the Secured Party determines appropriate to perfect the security interests of the Secured Party under this Agreement. Company shall be responsible for the payment of all costs of filing such financing statements, documents or instruments. Company hereby ratifies and authorizes the filing by the Secured Party of any financing statements, documents or instruments with respect to the Collateral made prior to the date hereof.

9.  Releases. At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and Company hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Company. At the request and sole expense of Company following any such termination, the Secured Party shall deliver to Company any Collateral held by the Secured Party hereunder, and execute and deliver to Company such documents as Company shall reasonably request to evidence such termination.

10.  Notices. All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a "Notice") shall be in writing and shall be deemed to have been duly given when delivered in person or by facsimile transmission (with a confirmed receipt thereof), on the next business day when sent by overnight courier service, and on the date of receipt when sent by postage prepaid mail with a return receipt requested, at the following locations (or at such other location for a party as shall be specified to the other party by like notice).

(a)  if to Company, to:

Innovative Micro Technology, Inc.
75 Robin Hill Road
Santa Barbara, California 93117
Facsimile: (805) 967-2677
Attention: Pete Altavilla, Chief Financial Officer

(b)  if to Secured Party, to:

L-3 Communications Corporation
600 Third Avenue
New York, NY 10016
Facsimile: (212) 805-5494
Attention: Christopher C. Cambria, Esq., General Counsel

11.  Amendment, Waivers, etc.; Cumulative Remedies. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of the Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

12.  Expenses. Company agrees to pay or reimburse the Secured Party for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement, including without limitation fees and disbursements of counsel. Company agrees to pay, and to indemnify and hold the Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement. The agreements in this Section 12 shall survive repayment of the Obligations.

13.  Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Company and shall inure to the benefit of the successors and assigns of the Secured Party; provided, that Company may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

14.  Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.  Interpretation. The parties hereto acknowledge and agree that: (a) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to their revision and (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Unless otherwise expressly provided herein, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation." Unless otherwise expressly provided herein, the words "in the ordinary course of business" when used herein shall be deemed to be followed by the words "consistent with past practice." All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms, have correlative meanings when used herein in their plural or singular forms, respectively. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

16.  Integration. This Agreement and the Notes represent the entire agreement of Company and the Secured Party with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or therein.

17.  Governing Law. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such State and without regard to conflict of law principles.

18.  Submission To Jurisdiction; Waivers. Company hereby irrevocably and unconditionally:

(a)  submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)  consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Company at its address referred to in Section 10 or at such other address of which the Secured Party shall have been notified pursuant thereto;

(d)  agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages; and

(f)  waives trial by jury in any legal action or proceeding relating to this Agreement or the Notes.

19.  Acknowledgements. Company hereby acknowledges that: (a) the Secured Party does not have any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the Notes, and the relationship between Company, on the one hand, and the Secured Party, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (b) no joint venture is created hereby or by the Notes or otherwise exists by virtue of the transactions contemplated hereby or thereby.

20.  Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

COMPANY:	INNOVATIVE MICRO TECHNOLOGY, INC., a Delaware corporation

By: /s/ John S. Foster Name: John S. Foster Title: Chief Executive Officer

SECURED PARTY:	L-3 COMMUNICATIONS CORPORATION, a Delaware corporation

By: /s/ Christopher C. Cambria Name: Christopher C. Cambria Title: Senior Vice President, General Counsel and Secretary